As filed with the Securities and Exchange Commission on May
18, 2000.
                                   Registration No. 333-_________


=================================================================


                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                      _________________________

                               FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _________________________

                           ADAMS GOLF, INC.
        (Exact name of Registrant as specified in its charter)

        Delaware                                75-2320087
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)                Identification No.)


  300 Delaware Avenue, Suite 572                    19801
     Wilmington, Delaware                         (Zip Code)
(Address of Principal Executive Offices)

                      ---------------------
                    1998 STOCK INCENTIVE PLAN
                    (Full title of the plan)
                      ---------------------

                                               Copy to:
   B.H. (Barney) Adams                 J. David Washburn, Esq.
Chief Executive Officer                  ARTER & HADDEN LLP
     ADAMS GOLF, INC.                  1717 Main St., Suite 4100
300 Delaware Avenue, Suite 572        Dallas, Texas  75201-4605
Wilmington, Delaware  19801                  (214) 761-2100
    (Name and address of
    agent for service)

                         (302) 427-5892
                       (Telephone number,
                      including area code,
                      of agent for service)
                    _________________________

                 CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
  Title of                    Maximum     Maximum
 Securities                  Offering    Aggregate    Amount of
   to be     Amount to be    Price Per    Offering   Registration
 Registered  Registered (1)    Share      Price(2)      Fee
 ---------------------------------------------------------------
   Common       900,000         (2)      $1,116,000    $295.00
   Stock        shares
 $.001 par
   value
------------------------------------------------------------------

     (1) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 1,800,000 shares of Common Stock previously registered by that Registration Statement on Form S-8 filed with the Commission on November 30, 1998 (Reg. No. 333-68129).

     (2) Estimated pursuant to Rules 457(c) and (h) and General Instruction E to Form S-8 solely for the purpose of calculating the registration fee based on the average of the high and low prices as reported on the Nasdaq Stock Market's National Market on May 16, 2000.

=================================================================

                        EXPLANATORY NOTE

     This Registration Statement is being filed for the purpose of increasing the number of shares of the Registrant's common stock issuable pursuant to the same plan for which a Registration Statement of the Registrant on Form S-8 is currently effective.

     The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 30, 1998
(No. 333-68129) is hereby incorporated by reference.

Item 8.                            Exhibits.

     (a)  Exhibits.

     Exhibit           Description
     -----------       -----------------------------------------
     4.1               1998 Stock Incentive Plan of Adams Golf,
                       Inc., as amended (filed herewith)
     5.1               Opinion of Arter & Hadden LLP as to the
                       legality of the securities being
                       registered (filed herewith)
     23.1              Consent of Arter & Hadden LLP (included
                       in their opinion filed as Exhibit 5.1)
                       (filed herewith)
     23.2              Consent of KPMG LLP (filed herewith)

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on May 17, 2000.

                    ADAMS GOLF, INC.

                    By:     /s/ DARL P. HATFIELD
                       --------------------------------
                       Darl P. Hatfield
                       Senior Vice President - Finance
                       and Administration and Chief
                       Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on May 17, 2000.

Signatures                  Titles
--------------------------  ----------------------------------------
 /s/ B. H. Adams
--------------------------    Chairman of the Board, Chief
B. H. (Barney) Adams          Executive Officer and
                              President (Principal Executive Officer)

 /s/ Darl P. Hatfield
--------------------------    Senior Vice President-Finance and
Darl P. Hatfield              Administration and Chief Financial
                              Officer
                              (Principal Financial and Accounting
                               Officer)

/s/ Richard H. Murtland
--------------------------    Vice President-Research and
Richard H. Murtland           Development, Secretary, Treasurer and
                              Director

/s/ Paul F. Brown, Jr.
--------------------------    Director
Paul F. Brown, Jr.

/s/ Robert F. MacNally
--------------------------    Director
Robert F. MacNally

/s/ Mark R. Mulvoy
--------------------------     Director
Mark R. Mulvoy

/s/ Stephen R. Patchin
--------------------------     Director
Stephen R. Patchin

/s/ John Simpson
--------------------------     Director
John S. Simpson

                          EXHIBIT INDEX
                          -------------



     Exhibit        Description
     --------       -------------------------------------------

       4.1 1998 Stock Incentive Plan of Adams Golf, Inc., as amended (filed herewith)
       5.1 Opinion of Arter & Hadden LLP as to the legality of the securities being registered (filed herewith)
       23.1 Consent of Arter & Hadden LLP (included in their opinion filed as Exhibit 5.1) (filed herewith)
       23.2         Consent of KPMG LLP (filed herewith)